EXHIBIT 10-42

GUARANTY

GUARANTY, dated as of March 26, 2007 (this “Guaranty”), by FIRSTENERGY NUCLEAR GENERATION CORP., an Ohio corporation (the “Guarantor”) and a wholly owned subsidiary of FIRSTENERGY SOLUTIONS CORP., an Ohio corporation (“FES”), in favor of the Guaranteed Parties (as hereinafter defined).

PRELIMINARY STATEMENTS

WHEREAS, in order to enable FES to obtain credit on terms more favorable than it could otherwise obtain without such guaranty, FES has requested that the Guarantor provide this guaranty for the benefit of persons or entities to whom FES is or hereafter becomes indebted or liable from time to time (such persons or entities, including any trustee or agent acting on behalf of such persons or entities, the “Guaranteed Parties”) in respect of FES Indebtedness (as hereinafter defined);

WHEREAS, as further support, FES has requested that FIRSTENERGY GENERATION CORP., an Ohio corporation (“FGCO”) and a wholly owned subsidiary of FES, provide a substantially similar guaranty for the benefit of the Guaranteed Parties in respect of FES Indebtedness (the “FGCO Guaranty”);

WHEREAS, in order to obtain credit on terms more favorable than they could otherwise obtain without such guaranties, each of the Guarantor and FGCO have requested FES to provide a substantially similar guaranty in respect of its indebtedness for borrowed money (collectively, the “FES Guaranties”); and

WHEREAS, the Guarantor and FGCO wish to so support FES and FES wishes to so support the Guarantor and FGCO;

NOW, THEREFORE, in consideration of FES’s execution and delivery of the FES Guaranties and FGCO’s execution and delivery of the FGCO Guaranty, each of which the Guarantor hereby agrees shall benefit it and which the Guarantor acknowledges will be made in reliance upon the execution and delivery of this Guaranty, the Guarantor hereby agrees as follows:

Section 1. Guaranty. Subject to the terms and conditions of this Guaranty, the Guarantor hereby unconditionally and irrevocably guarantees to the Guaranteed Parties the payment when due (whether at stated maturity, by reason of acceleration, or otherwise) of the obligations of FES constituting FES Indebtedness (the “Guaranteed Obligations”), without regard to whether any such Guaranteed Obligation is direct or indirect, absolute or contingent, now or hereafter existing or owing, voluntary or involuntary, created or arising by contract, operation of law or otherwise or incurred or payable before or after commencement of any proceedings by or against FES under any bankruptcy or insolvency law.

Section 2. Certain Defined Terms. As used herein, (i) “FES Indebtedness” means at any date, without duplication, (a) all obligations of FES for borrowed money, or with respect to deposits or advances of any kind, or for the deferred purchase price of property or services, excluding, however, trade accounts payable incurred in the ordinary course of business, (b) all obligations of FES evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of FES upon which interest charges are customarily paid, (d) all obligations under leases that shall have been or should be, in accordance with generally accepted accounting principles in the United States in effect from time to time, recorded as capital leases in respect of which FES is liable as lessee, (e) reimbursement obligations of FES (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments, and (f) obligations of FES under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to above; provided, however, that “FES Indebtedness” shall (x) not include indebtedness that would otherwise constitute FES Indebtedness if and to the extent that an instrument evidencing or governing such indebtedness shall provide that such indebtedness shall not constitute FES Indebtedness for purposes of this Guaranty or otherwise in any manner provides that such indebtedness shall not be entitled to the benefits of this Guaranty, and (y) not include any indebtedness owing to any FirstEnergy Subsidiary; (ii) “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended from time to time, and any Federal law with respect to bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors’ rights generally; (iii) “FirstEnergy Subsidiary” means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by FirstEnergy Corp.; and (iv) “Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

Section 3. Guaranty Absolute. This Guaranty is (i) an absolute, unconditional and continuing guaranty of payment of the Guaranteed Obligations in accordance with the respective terms thereof; (ii) a guaranty of payment and not of collection and is thereby in no way conditioned upon any attempt to collect the Guaranteed Obligations from FES or any other Person or any collateral therefor; (iii) binding upon and enforceable against the Guarantor without regard to the validity or enforceability of any Guaranteed Obligation or of any term thereof; and (iv) unsecured and pari passu with all other unsecured and unsubordinated indebtedness of the Guarantor from time to time outstanding.

Section 4. Reinstatement. The obligations of the Guarantor herein shall continue to be effective or shall be reinstated, as the case may be, if at any time, payment of any amount guaranteed hereunder, or any part thereof, is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of FES or otherwise.

Section 5. Guaranty Not Subject to Setoff, etc. The obligations of the Guarantor hereunder shall not be subject to any counterclaim, setoff, deduction or defense (other than payment of the applicable Guaranteed Obligations) based upon any claim or defense FES may have against any Guaranteed Party or any claim or defense the Guarantor may have against FES or any other Person and shall remain in full force and effect (subject to Section 4 hereof) until payment in full (or other satisfaction) of all Guaranteed Obligations, and such obligations shall not be released, discharged, reduced or in any way affected by, any circumstance or condition whatsoever which might constitute a legal or equitable discharge or defense including, but not limited to, (a) the amendment, supplement or other modification (by operation of law or otherwise) of any of the terms of the Guaranteed Obligations, or any part thereof, including any change in the time, manner or place of payment of, or any other term of, all or any of the Guaranteed Obligations; (b) the default or failure on the part of FES to perform or comply with any term of the Guaranteed Obligations; (c) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any Guaranteed Obligations; (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to FGCO or FES, or their respective properties, or any action taken by any trustee or receiver or by any court in any such proceeding; (e) any merger or consolidation of FES into or with any other Person or any direct or indirect sale, lease or transfer of all or any material portion of the assets of FES to any other Person; (f) any change in the ownership of any shares of capital stock of FES, FGCO or the Guarantor (including any such change which results in FES no longer owning the capital stock of FGCO or the Guarantor); or (g) any other event or circumstance whatsoever (other than payment, or other satisfaction, in full of the applicable Guaranteed Obligations).

Section 6. Subrogation; Contribution. The Guarantor will not exercise any rights which it may acquire as a result of any payment made hereunder with respect to any Guaranteed Obligations, including any right of subrogation or contribution, unless and until all of such Guaranteed Obligations owed to any Guaranteed Parties in respect thereof have been paid in full or otherwise satisfied. If any such Guaranteed Obligations have been paid in full or otherwise satisfied, the Guarantor shall be entitled to exercise any right of subrogation or contribution arising as a result of such payment or satisfaction. If (a) the Guarantor shall make payment to any Guaranteed Party of all or any part of the Guaranteed Obligations due and payable to such Guaranteed Party and (b) all such Guaranteed Obligations shall be paid in full or otherwise satisfied, such Guaranteed Party will, at the Guarantor’s request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment by the Guarantor.

Section 7. Fraudulent Conveyance. The Guarantor and, by its acknowledgement hereof, FES hereby confirm, and each Guaranteed Party, by its reliance hereupon, is deemed to have confirmed, that it is the intention of all such parties that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Ohio Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Guarantor and, by its acknowledgement hereof, FES hereby irrevocably agree, and the Guaranteed Parties are deemed to have irrevocably agreed, that the obligations of the Guarantor under this Guaranty shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of the Guarantor and after giving effect to any collections from or payments made by or on behalf of FGCO under the FGCO Guaranty, will result in the obligations of the Guarantor under this Guaranty not constituting such fraudulent transfer or conveyance.

Section 8. Exercise of Rights. Each Guaranteed Party may, at its election, exercise any right or remedy it might have against FES or any security held by or on behalf of such

Guaranteed Party, including the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of the Guarantor hereunder, except to the extent the applicable Guaranteed Obligations are paid or satisfied from such exercise of rights, or otherwise, and the Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of the Guarantor against FES or any such security, whether resulting from such election by such Guaranteed Party, or otherwise.

Section 9. Merger, Consolidation, Sale or Conveyance (a) The Guarantor covenants that it will not merge or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person, except that the Guarantor may merge or consolidate with, or sell or convey all or substantially all of its assets to any Person so long as (i) either the Guarantor shall be the continuing corporation, or the successor corporation (if other than the Guarantor) shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation shall expressly assume the due and punctual performance and observance of all of the covenants and conditions of this Guaranty to be performed by the Guarantor, and (ii) the Guarantor or such successor corporation, as the case may be, shall not, immediately after such merger, consolidation, sale or conveyance, be in default in the performance of any such covenant or condition.

(b) Upon any consolidation of the Guarantor with, or merger of the Guarantor into, any other Person or any sale or conveyance of all or substantially all of the assets of the Guarantor in accordance with this Section 9, the successor Person formed by such consolidation or into which the Guarantor is merged or to which such sale or conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Guaranty with the same effect as if such successor Person had been named as the Guarantor herein, and thereafter, the predecessor Person shall be relieved of all obligations, liabilities and covenants under this Guaranty.

Section 10. Parties. This Guaranty is intended to be for the benefit of, and shall be enforceable by, each of the Guaranteed Parties, whether or not such Guaranteed Parties have received notice hereof, and shall be binding upon the Guarantor and its successors and assigns.

Section 11. Notices. All communications and notices hereunder shall be made in writing and deemed to have been duly given if mailed or transmitted by any standard form of telecommunication to the Guarantor at:

FirstEnergy Nuclear Generation Corp.

76 South Main Street

Akron, OH 44308

Attention: Treasurer

Facsimile: (330) 384-3722

Telephone: (330) 384-5855

Section 12. Survival of Representations, Warranties, etc. All covenants and agreements made herein shall survive any investigation or inspection made by or on behalf of any Guaranteed Party and shall continue in full force and effect until all of the Guaranteed

Obligations have been paid in full or this Guaranty shall have been terminated in accordance with its terms.

Section 13. Governing Law. This Guaranty shall be in all respects governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.

Section 14. Severability; Amendments and Modifications. If any provision of this Guaranty or any application hereof shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby. So long as any Guaranteed Obligations remain outstanding, this Guaranty shall not be modified or amended in any manner adverse to the Guaranteed Parties in respect of such Guaranteed Obligations without the express written consent of such Guaranteed Parties (or such percentage thereof as shall be empowered, pursuant to the instrument or instruments evidencing or governing such Guaranteed Obligations, to provide any such consent with binding effect on all such Guaranteed Parties). Nothing herein shall impair or limit the ability of the parties to the instrument or instruments evidencing or governing any FES Indebtedness to waive any or all of the benefits of this Guaranty as it would otherwise apply to such FES Indebtedness.

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be executed and delivered as of the day and year first above written.

FIRSTENERGY NUCLEAR GENERATION CORP.
By:	/s/ Randy Scilla
Name:	Randy Scilla
Title:	Assistant Treasurer

Acknowledged as of March 26, 2007:

FIRSTENERGY SOLUTIONS CORP.

By:	/s/ Randy Scilla
Name: Randy Scilla
Title: Assistant Treasurer

Signature Page for

Nuclear Guaranty